Exhibit 10.16

American Capital Partners, LLC

THIS AGENCY AGREEMENT (the "Agency Agreement") is made this 4th day of September 2012, by and between Flux Power Holdings, Inc. (Symbol "FLUX"), a company with an address 2240 Auto Park Way, Escondido, CA 92029 (the "Company") and American Capital Partners, LLC, a FINRA registered broker-dealer ("ACP" or "Agent"). ACP and the Company are collectively referred to herein as the "Parties".

WHEREAS, the Company is desirous of raising capital and, desires to retain Agent for purposes of advising and assisting the Company, on a best efforts basis, in connection with its capital raising efforts; and

WHEREAS, the Agent is willing to introduce one or more third party investors (each, an "Investor") to the Company subject to the terms and upon the conditions set forth in this Agreement, through a Securities Purchase Agreement and disclosure documents to be prepared by the Company, negotiated and secured directly with the potential accredited and/or institutional investors.

NOW THEREFORE, the parties hereto, for mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby agree as follows:

1.          In connection with the Company's proposed financing, the Company shall promptly pay to ACP a fee (the "Agent") consisting of (i) the sum of 7% of all cash or other value received from such Investors (the "Cash Fee") (ii) a 2% non-accountable expense allowance; and (iii) such number as equals 7% of the shares (the "Agent Securities") issued to Investors as part of any financing. The Company shall also reimburse counsel for ACP legal fees and any other reasonable costs incurred by ACP in connection with this introduction.-Such costs shall not exceed $10,000.00 without prior written consent from Company

2.          The Cash Fee and aforementioned Expenses (collectively, the "Agent Fees") shall be paid by the Company immediately upon the receipt of the aforementioned funds from time to time (the "Closing"). The Agent Securities shall be issued to ACP and/or its assignees on the Closing as provided in a separate instruction letter to the Company. Agent is and shall be a third party beneficiary of all of the representations and warranties of the Company or any Investor in the securities purchase agreement (the "Securities Purchase Agreement") and, the Company further restates directly to the Agent, each of the Company's representations, warranties and covenants made in the Securities Purchase Agreement. Attached hereto as Exhibit "A" is a list of third parties which the Company agrees ACP has or will introduce to the Company in connection with this Offering (the "List") which list may be amended from time to time by ACP as additional prospective Investors are introduced. The List shall be deemed the final, complete and comprehensive list of all third parties who were introduced to the Company by ACP (the "Introduced Parties"). The List, which is in addition to any investors that actually complete subscription documents, shall be kept confidential for a period of eighteen (18) months following delivery of the list by ACP to the Company. If, within eighteen (18) months after the Termination Date, the Company completes any private financing of equity or debt or other capital raising activity of the Company (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the introduced Parties set forth on the List or an investment entity or account affiliated with any such Introduced Party, the Company will pay to ACP upon the closing of such financing the cash and securities compensation set forth in this Section "1" as a "Source Fee". This Agreement will remain in effect until the termination date which shall be February 25th, 2014, unless otherwise extended by the Company and Agent for a maximum of up to 30 business days thereafter (the "Termination Date"). Notwithstanding any termination of this Agreement, the provisions of this Agreement for compensation set forth in this section 2 and the indemnification provisions set forth in Annex A shall remain in full force and effect.

3.          The Agent represents that it is duly organized and validly existing under the laws of the of its organization, that it has all material business and professional licenses, registrations and permits necessary or appropriate to perform the services contemplated hereunder, and hereby agrees to obtain any such license, registration or permit that may hereafter become necessary under applicable laws and regulations to perform the services contemplated by this Agreement and, in particular but without limiting the generality of the foregoing, the Agent is and shall be duly licensed or registered as a broker-dealer or registered representative of a broker-dealer or an investment adviser or associated person of an investment adviser in each jurisdiction where such licensing or registration is required; and that the Agent shall maintain each such license, registration and permit in full force and effect to the extent necessary or appropriate under all applicable laws and regulations to perform the services contemplated by this Agreement. Agent acknowledges and agrees that the Company will have no obligation to accept any subscription from any proposed Investor in the Offering.

4.          The Company acknowledges that ACP is acting solely as an "Agent", has performed minimal due diligence on the Company based on information provided by the Company, and has not and will not make any representations regarding the investments to any potential investor. In addition, Agent and its counsel have not reviewed the Securities Purchase Agreement prepared by the Company nor its counsel and Agent and its affiliates have not, and can not and has not, verified the accuracy, authenticity, completeness or validity of the foregoing nor have they conducted any form of evaluation or appraisal and have not passed upon or approved the form of any offering documents or SEC or other regulatory filings of the Company from time to time. Accordingly, the Company takes full responsibility for the offering documents (including any exhibits or schedules thereto or information incorporated by reference therein) prepared by it and for the disclosure made by the Company and, warrants that the same are true and accurate in all material respects and do not omit to state any fact or information or material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall not represent anything in its offering documents to the contrary and, shall indicate Agent as a third party beneficiary of warranties and covenants made by it in the Purchase Agreement. ACP and the Company explicitly agree to the indemnification provisions provided for in Annex A annexed hereto, the provisions of which are incorporated by reference herein. The provisions of this Section 4 shall survive termination of this Agreement.

5.          Except as otherwise provided herein, neither Agent nor the Company shall have any authority or power to incur or create, or shall incur or create, any obligation, express or implied, on behalf of the other. In all matters relating to this Agreement, the Company shall be responsible solely for its acts and the acts of its employees and agents in connection with the investments. The Agent is and will hereafter act as an independent contractor and not as an employee, agent, or investment banker of the Company (and, the Company and its officers, directors, employees, agents and/or affiliates shall not make representations to the contrary) of the Company and nothing in this Agreement may be interpreted or construed to create any employment, partnership, joint venture or other relationship between the Agent and the Company. Specifically, and without limitation, no statement may be made that Agent or any of its affiliates have rated the Company or reviewed any of the Company' offering materials or offering terms, or any information relating to the Company or otherwise passed upon, approve or recommend any securities of or an investment in the Company.

6.          The Company is responsible to abide by and comply with, all relevant US federal, state or Financial Industry Regulatory Authority ("FINRA") regulations relating to any offering of its securities or communications with Investors. The Company warrants that no officer or director of the Company is, or ever has been the subject of a regulatory action or proceeding, or a threatened regulatory action or proceeding, relating to the sale, distribution, or offering or underwriting of securities. The Company shall pay for and assist with filing of, any and all blue sky filings relating to the Investors (including, the filing of a Form D and or such other filings as may be necessary in jurisdictions where sales are made, which Form D is the sole responsibility and obligation of the Company) and shall administer the same at its own cost.

7.          All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AN]) EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

8.          The financing will be offered only by approaching prospective purchasers on an individual basis. No general solicitation or general advertising in any form will be used by the Company or Agent.

9.          Neither the Company nor the Agent will provide or release any information with respect to this Agreement or the Offering except as required by law.

10.         This Agreement shall not be amended, modified or waived except in writing signed by the Parties.

11.         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be delivered by electronic transmission, including facsimile.

12.         This Agreement contains the entire agreement of the Parties and supersedes all prior negotiations, correspondence, understandings and agreements between the Parties regarding the subject matter hereof. The Recitals hereof shall be deemed as if they were representations and warranties and shall constitute an integral part of the agreement made herein.

IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of the parties hereto.

Flux Power Holdings, Inc

By:	/s/ Chris Anthony
Name: Chris Anthony
Title: CEO

AMERICAN CAPITAL PARTNERS, LLC

By:	/s/ Anthony Gardini
Name: Anthony Gardini
Title: President

Cc: Mark I. Lev, esq.

Chairman & CEO

Wellfleet Partners, Inc.

ANNEX A

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in this Agreement to which this Annex is attached.

The Company shall indemnify and hold harmless American Capital Partners, LLC, Wellfleet Partners, LLC ("ACP"), any sub-placement agents, and each of their respective affiliates and their respective directors, officers, employees, agents and controlling persons, registered representatives, (ACP and each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable law, or otherwise, and related to, arising out of, or in connection with, (i) any untrue statement or alleged untrue statement of a material fact contained in any document, including without limitation the offering materials furnished or made available by the Company (directly, through ACP, or otherwise), to any offeree of the Securities or any of their representatives or the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such indemnity shall not apply to any loss, claim, damage, or liability to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information about ACP furnished to the Company or its management by ACP expressly for use in the offering documents or offering memorandum, or (ii) any offering contemplated by the Agreement of which this Annex A is a part or the engagement of ACP pursuant thereto, and the performance by ACP of the services contemplated thereby, and will reimburse each Indemnified Party for all expenses (including counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company. Indemnified Parties will not be liable under clause (ii) hereof to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from ACP' bad faith, gross negligence; and (iii) the Engagement Agreement signed June 29th, 2012, between Wellfleet and the Company which by the signing of this Agreement becomes null & void.

No Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to, arising out of, or in connection with, any offering, the engagement of ACP pursuant to, or the performance by ACP of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted from ACP bad faith, or gross negligence.

ACP shall indemnify and hold harmless the Company and its affiliates and their respective directors, officers, employees, agents and controlling persons (the Company and each such person being a "Company Indemnified Party") against any and all losses, claims, damages and liabilities, joint or several, arising out of untrue statements or omissions, or alleged untrue statements or omissions, made in the memorandum or other offering documents in reliance upon and in conformity with written information about ACP furnished to the Company by ACP expressly for use in the offering materials.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party or Company Indemnified Party proposes to demand indemnification, it shall notify the party responsible for indemnification (the "Indemnifying Party") with reasonable promptness; provided, however, that any failure by an Indemnified Party or the Company Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from its obligations hereunder to the extent that the Indemnifying Party has not been prejudiced by the delay. Upon request of an Indemnified Party, the Indemnifying Party shall retain counsel reasonably acceptable to the Indemnified Party, and the fees, expenses and disbursements of such counsel shall be borne by the Indemnifying Party. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Indemnifying Party and any counsel designated by the Indemnifying Party. The Indemnifying Party shall be liable for any settlement of any claim against any Indemnified Party made with the Indemnifying Party's written consent. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made, but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that these indemnification provisions may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the indemnifying Party shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Indemnifying Party and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Indemnifying Party and it stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by ACP in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by ACP pursuant to the Agreement.

Neither termination nor completion of the Agreement shall affect these indemnification provisions which shall remain operative and in full force and effect. The indemnification provisions shall be binding upon the Indemnifying Party and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

The Indemnifying Party will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under this Annex A (whether or not ACP or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

If ACP or any other Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company or any purchaser of the Securities in which such party is not named as a defendant, the Company will reimburse ACP or other Indemnified Parties for all expenses incurred in connection with such party's appearing and preparing to appear as such a witness, including, without limitation, the fees and disbursements of its legal counsel.